Evolus Announces Retirement of Chief Financial Officer Lauren Silvernail

NEWPORT BEACH, Calif., March 3, 2022 – Evolus, Inc. (NASDAQ: EOLS), a performance beauty company with a customer-centric approach focused on delivering breakthrough products, today announced that after nearly four years with the company, Lauren Silvernail will retire from her position as Chief Financial Officer and Executive Vice President of Corporate Development effective May 31, 2022. The search for her successor is already underway.
“Lauren has had an incredible impact on this company, and we are grateful for her many contributions to Evolus,” said David Moatazedi, President and CEO at Evolus. “Lauren has been instrumental in helping us build this company from a development stage organization to a fast-growing and well-funded commercial business. Her experience and dedication have been key in helping Evolus get to the strong financial position we enjoy today. Lauren has been a trusted partner over the past four years, and we wish her the very best in retirement.”
Since joining Evolus in 2018, Silvernail assembled a high-performing team that built the commercial infrastructure to support a rapidly growing company and led the restructuring of the balance sheet and financing of the business. Most recently, she and the team successfully negotiated a $125 million credit facility that is expected to fund Evolus through cash flow breakeven, removing the need for further financing of its current operations and positioning the company for continued success.
“It has been a privilege to work alongside such a talented and dedicated group of individuals, and I am excited to embark on this next chapter of my life,” said Silvernail. “I leave knowing the company is in a very strong financial position, with an outstanding leadership team to guide it. I look forward to seeing Evolus execute its growth strategy to become a leading, multi-product aesthetic company.”
About Evolus, Inc.
Evolus (Nasdaq: EOLS) is a performance beauty company with a customer-centric approach to delivering breakthrough products. Approved in 2019 by the U.S. Food and Drug Administration, Jeuveau® (prabotulinumtoxinA-xvfs) is the first and only neurotoxin dedicated exclusively to aesthetics and manufactured in a state-of-the-art facility using Hi-Pure™ technology. Jeuveau® is powered by Evolus’ unique technology platform and is designed to transform the aesthetic market by eliminating the friction points existing for customers today. Visit us at www.evolus.com and follow us on LinkedIn, Twitter,
Instagram or Facebook.
Forward-Looking Statements
This press release contains forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements that relate to the status of regulatory processes, future plans, events, prospects or performance and statements containing the words “plans,” “expects,”

“believes,” “strategy,” “opportunity,” “anticipates,” “outlook,” “designed,” or other forms of these words or similar expressions, although not all forward-looking statements contain these identifying words.
Forward-looking statements involve risks and uncertainties that could cause actual results or experiences to differ materially from those expressed or implied by the forward-looking statements. Factors that could cause actual results or experience to differ materially from that expressed or implied by the forward-looking statements include uncertainties associated with our ability to address all of our losses, costs, expenses, liabilities and damages resulting from the settlement agreement with Daewoong and our ability to comply with the terms and conditions in the Allergan/Medytox Settlement Agreements, the continued impact of COVID-19 on our business and the economy generally, uncertainties related to customer and consumer adoption of Jeuveau®, the efficiency and operability of our digital platform, competition and market dynamics, and our ability to maintain regulatory approval of Jeuveau® and other risks described in Evolus’ filings with the Securities and Exchange Commission, including in the section entitled “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2021 that was filed with the Securities and Exchange Commission on November 2, 2021. These filings can be accessed online at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as required by law, Evolus undertakes no obligation to update or revise any forward-looking statements to reflect new information, changed circumstances or unanticipated events. If the company does update or revise one or more of these statements, investors and others should not conclude that the company will make additional updates or corrections.
Jeuveau® and Nuceiva® are registered trademarks of Evolus, Inc.
Hi-Pure™ is a trademark of Daewoong Pharmaceutical Co, Ltd.

###
Investor/Media Contact
David K. Erickson, Evolus, Inc.
Vice President, Investor Relations
949-966-1798
david.erickson@evolus.com